As  filed  with  the  Securities  and  Exchange  Commission  on  March  7,  2003
                                                  Registration No. 333-_________


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 _______________

                                    FORM S-3
                             Registration Statement
                                      Under
                           The Securities Act of 1933
                                 _______________

                               SEMCO ENERGY, INC.
             (Exact name of registrant as specified in its charter)

     MICHIGAN     38-2144267
     (State  of  Incorporation)     (I.R.S.  Employer  Identification  No.)

                          28470 13 MILE ROAD, STE. 300
                        FARMINGTON HILLS, MICHIGAN 48334
                                 (248) 702-6000
   (Address and telephone number of registrant's principal executive offices)

                                 MARCUS JACKSON
                 Chairman, President and Chief Executive Officer
                               SEMCO Energy, Inc.
                          28470 13 Mile Road, Ste. 300
                        Farmington Hills, Michigan 48334
                                 (248) 702-6000

                                SHERRY L. ABBOTT
                               Corporate Secretary
                               SEMCO Energy, Inc.
                                405 Water Street
                           Port Huron, Michigan 48060
                                 (810) 989-4105

                    (Name and address of agents for service)
                                 _______________

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement. Sales will be completed weekly.
                                 _______________

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [X]
                                 _______________

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment  plans,  check  the  following  box.  [   ]
                                 _______________

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective  registration  statement  for  the  same  offering.  [   ]
                                 _______________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.  [   ]
                                 _______________

     If  delivery of the prospectus is expected to be made pursuant to Rule 434,
please  check  the  following  box.  [   ]
                                 _______________




                                           CALCULATION OF REGISTRATION FEE
                                           ===============================


      Title of Each Class             Amount            Proposed            Proposed         Amount of
         of Securities                 to be        Maximum Offering    Maximum Aggregate   Registration
       to be Registered             Registered     Price Per Unit(1)    Offering Price(1)       Fee
      -------------------          -------------   ------------------  -------------------  ------------
  Common Stock, $1 Par Value       2,000,000 shs.        $4.05              $8,100,000         $656.10
__________________

     (1)     Estimated  solely  for the purpose of computing the registration fee pursuant to Rule 457(c), based upon the average of the high and low prices of the Common Stock on March 4, 2003, as quoted on the New York Stock Exchange
(such  date  being  within  five  business  days  of  this  filing).


The Prospectus relates to this Registration Statement and Registration Statement No. 333-15439. See Reg. 230.429.

P  R  O  S  P  E  C  T  U  S
----------------------------


                                  [LOGO OMITED]
                                  SEMCO ENERGY

                                  COMMON STOCK

                              DIRECT STOCK PURCHASE
                         AND DIVIDEND REINVESTMENT PLAN
                               __________________

     The Direct Stock Purchase and Dividend Reinvestment Plan ("Plan") of SEMCO Energy, Inc. (the "Company") provides investors with a convenient way to purchase shares of Common Stock of the Company by making cash payments and/or by reinvesting dividends.

     This  Prospectus  describes  the  Plan  effective  March  7,  2003.

     The  Plan  is  administered  by  Wells  Fargo  Bank Minnesota, N.A. ("Wells
Fargo").

     Shareholders with shares registered in their name may join the Plan without making an initial investment. Investors who do not have shares registered in their name may join by enrolling in the Plan, paying a one-time account set-up fee of $10 and making an initial investment of at least $250 and not more than $100,000.

     Participants  in  the  Plan  may:
          --     Reinvest  all  or  a  portion  of  Common  Stock  dividends;
          --     Enroll  in  direct  deposit  of  dividends  not  reinvested;
          --     Make optional cash payments of not less than $25.00 per payment and  not  more  than  $100,000  per  year;
          --     Make optional payments by automatic deductions from checking or savings;
          --     Deposit  Common  Stock  certificates  into  the  Plan  for safekeeping;
          --     Receive  Common  Stock  certificates  for  whole  Plan  shares;
          --     Transfer  all  or  a  portion  of Plan shares to make a gift, a private  sale,  or  for  any  other  purpose;
          --     Sell  Plan  shares  through  the  Plan;
          --     Terminate  participation  in  the  Plan.

     Under the Plan, shares of the Company's Common Stock are issued the first business day of each week ("Investment Date") or as soon thereafter as feasible. Wells Fargo may purchase those shares in the open market, through private transactions or from the Company. If shares are purchased on the open market, or through private transactions, the price of the shares purchased through the Plan will be the weighted average price paid in the stock market for the particular investment date. If Wells Fargo purchases shares from the Company, the price paid for those shares will be the average of the closing prices on the three trading days prior to the Investment Date. Participants do not pay any brokerage commission or service charge for purchases under the Plan. On March 6, 2003 the closing price on the New York Stock Exchange (NYSE) was $4.16 per share.

     The price Participants will receive for shares sold through the Plan is the weighted average price of shares sold through the Plan on the days when those shares are sold. Participants will be charged a transaction fee of $10.00 for each sale request (regardless of the number of shares) and a brokerage fee of $.06 per share sold.

     It  is  suggested  that  this  Prospectus be retained for future reference.
                               __________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               __________________

                  The date of this Prospectus is March 7, 2003.

     THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.



                               __________________





                                TABLE OF CONTENTS


                                                   PAGE
                                                   ----
Available Information . . . . . . . . . . . . . .     3
Incorporation of Certain Information by Reference     3
The Company . . . . . . . . . . . . . . . . . . .     4
Description of the Plan
  Frequently Used Terms . . . . . . . . . . . . .     4
  Purpose . . . . . . . . . . . . . . . . . . . .     5
  Advantages to Participants. . . . . . . . . . .     5
  Disadvantages to Participants . . . . . . . . .     5
  Plan Administration . . . . . . . . . . . . . .     5
    Limited Liability . . . . . . . . . . . . . .     6
    Costs . . . . . . . . . . . . . . . . . . . .     6
  Participation/Plan Enrollment . . . . . . . . .     6
  Dividend Options. . . . . . . . . . . . . . . .     6
  Direct Deposit. . . . . . . . . . . . . . . . .     7
  Optional Cash Payments. . . . . . . . . . . . .     7
  Automatic Optional Cash Payments. . . . . . . .     7
  Refunds of Cash Payments. . . . . . . . . . . .     7
  Purchase of Plan Shares . . . . . . . . . . . .     7
  Sale of Plan Shares . . . . . . . . . . . . . .     7
  Stock Certificates. . . . . . . . . . . . . . .     8
  Certificate Safekeeping . . . . . . . . . . . .     8
  Transfer of Plan Shares . . . . . . . . . . . .     8
  Termination of Participation. . . . . . . . . .     8
  Statements to Participants. . . . . . . . . . .     8
  Participant Questions, Requests, etc. . . . . .     8
  Other Information . . . . . . . . . . . . . . .     9
Description of Common Stock . . . . . . . . . . .     9
  Anti-Takeover Provisions. . . . . . . . . . . .     9
Federal Income Tax Matters. . . . . . . . . . . .    10
Use of Proceeds . . . . . . . . . . . . . . . . .    11
Experts . . . . . . . . . . . . . . . . . . . . .    11
Indemnification . . . . . . . . . . . . . . . . .    11

                              AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Securities and Exchange Commission. Such reports, proxy and information statements, and other information can be inspected and copied at the Public Reference Room of the Commission at its principal office: 450 Fifth Street, NW, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. This Prospectus does not contain all information set forth in the Registration Statement and Exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933 and to which reference is made hereby. The Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding the Company. The Company also maintains an Internet site at www.semcoenergy.com.

     Any person, receiving a copy of this Prospectus from the Company or Wells Fargo may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" below. Requests should be directed to Investor Relations, SEMCO Energy, Inc., 28470 13 Mile Road, Ste. 300, Farmington Hills, Michigan 48334, Telephone Number (248) 702-6000 or (800) 225-7647.


                               __________________


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Company incorporates herein the following documents, which have also been filed with the Securities and Exchange Commission ("Commission"): (a) the Company's Annual Report on Form 10-K for the year ended December 31, 2001; (b) the Company's Current Reports on Form 8-K dated May 2, 2002, May 31, 2002, June 26, 2002, August 14, 2002, September 19, 2002, February 6, 2003; (c) the
Company's definitive proxy statement for its Annual Meeting of Shareholders held on April 16, 2002; (d) the Company's Quarterly Reports on Form 10-Q for the quarters ending March 31, 2002 and June 30, 2002, and September 30, 2002.

     All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of this offering of the Company's Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     The Prospectus does not set forth all material and information included in the Registration Statement filed with the Commission of which it is a part.

                                   THE COMPANY


     The Company is a Michigan Corporation with its principal executive offices at 28470 13 Mile Road, Ste. 300, Farmington Hills, Michigan 48334 and its telephone number is (248) 702-6000.

     The Company was established as a holding company in 1977 and is the parent company of five direct subsidiaries. Most of the Company's assets are invested in natural gas operations, which are subject to regulation by various regulatory bodies. Weather has a significant impact on the Company's revenues.

     The Company and its subsidiaries operate four business segments: (1) gas distribution; (2) construction services; (3) information technology services; and (4) propane, pipelines and storage. The Company's gas distribution business segment distributes and transports natural gas to approximately 272,000 customers in the state of Michigan and approximately 111,000 customers in the state of Alaska. The Alaska-based operation and the Michigan-based operation are known together as the "Gas Distribution Business" and operate as divisions of SEMCO Energy, Inc. The construction services segment ("Construction Services") currently conducts most of its business in the midwestern, southern and southeastern areas of the United States. Its primary service is the installation and upgrade of compressor stations and underground natural gas mains and service lines. The information technology services segment ("IT Services") is headquartered in Michigan and provides IT infrastructure outsourcing services and other IT services with a focus on mid-range computers, particularly the IBM I-Series (AS-400) platform. The Company's other business segments accounted for approximately 79% of IT Services' revenues during 2002. The propane, pipelines and storage segment sells more than 4 million gallons of propane annually to retail customers in Michigan's upper peninsula and northeast Wisconsin and operates natural gas transmission and storage facilities in Michigan.

     The above information about the Company is not comprehensive. For significant detail about the business of the Company and its subsidiaries, please refer to the documents incorporated into this Prospectus. See "Incorporation of Certain Information by Reference" above.


                             DESCRIPTION OF THE PLAN

FREQUENTLY  USED  TERMS
     --     ACCOUNT  AUTHORIZATION  FORM:  the  application  to  begin  Plan participation  for  initial  investors  and  not  Record  Shareholders.
     --     COMMON  SHAREHOLDER:  an  owner  of  the  Company's  Common  Stock.
     --     DIVIDEND:  a  cash  dividend  paid  on  the  Common  Stock.
     --     DIVIDEND  PAYMENT DATE:  typically the 15th of February, May, August and  November.
     --     ELECTION  FORM:  the  application  to  change Plan participation for investors  who  are  Record  Shareholders.
     --     INDEPENDENT AGENT:  Wells Fargo or a brokerage firm acting on behalf of  Wells  Fargo.
     --     INVESTMENT  DATES:  the  first business day of each week (or as soon thereafter as feasible). The effective date as of which shares will be credited to a participant's account.
     --     INVESTMENT  STATEMENT:  the  statement  sent  to  a  Participant reflecting  purchases  and  sales  of  Plan  Shares  and  Dividends.
     --     INVESTMENT  STATEMENT  FORM:  the  detachable  top  portion  of  the
Investment Statement used to submit cash payments, request a sale of Plan Shares, request issuance of certificate(s), and implement other Plan transactions.
     --     PARTICIPANT:  any  person  participating  in  the  Plan.
     --     PLAN:  this  Direct  Stock  Purchase and Dividend Reinvestment Plan.
     --     PLAN  SHARES:  Common  Stock  held  in  the  Plan  for Participants.
     --     RECORD SHARES:  Plan Shares and shares registered in a shareholder's name.
     --     RECORD  SHAREHOLDER:  Common  Shareholder  with  Record  Shares.

PURPOSE

     The purpose of the Plan is to encourage long-term investment by providing a convenient method of making periodic Common Stock purchases without paying a brokerage commission or service charge.

ADVANTAGES  TO  PARTICIPANTS

     Investment  is  Simple  and  Easy.  Participants  may:
     --     reinvest  all  or  a  percentage  of  Dividends  automatically.
     --     invest  optional  cash payments of not less than $25 per payment and not  more  than  $100,000  per  year.
     --     invest  amounts  deducted  automatically  from a checking or savings account.

     Automatic  Deposit  of  Dividends
     --     Participants may have Dividends which they do not reinvest deposited directly  into  a  checking  or  savings  account.

     No  Commission  for  Purchases
     --     There  is no brokerage commission or service charge to purchase Plan
Shares.

     Simplified  Safekeeping.  Participants:
     --     Avoid  the  necessity  of  safekeeping  certificates.
     --     May  deposit  Common  Stock  certificates  they  hold into the Plan.

     Transfer  of  Plan  Shares.
     --     Participants may transfer all or a portion of Plan Shares as a gift, a  private  sale  or  for  any  other  purpose.

     Simplified  Record-Keeping.
     --     Investment  Statement  will  be  mailed  for  each week in which the
Participant  purchases  Plan  Shares.

     Simplified  Sales.  Participants
     --     May  sell  their  Plan  Shares  through  the  Plan.
     --     Are  charged  a  transaction fee of $10.00 for each sale through the
Plan plus a brokerage commission of $.06 per share. (For example, the total fee to sell 1,000 Plan Shares would be $70.)

     Telephone  Transactions.
     --     Participants  may  establish  telephone  privileges  for  their Plan accounts,  enabling  them  to  execute  certain  Plan  orders  by  phone.

DISADVANTAGES  TO  PARTICIPANTS

     Price  uncertainty.
     --     Participants  have  no control over the purchase price or sale price of  Plan  Shares.

     No  interest.
     --     No  interest  is  paid  on  cash  received  by  Wells  Fargo.

PLAN  ADMINISTRATION

     Administration of Plan activities will be carried out by Wells Fargo. Wells Fargo is also the Transfer Agent and Registrar for the Common Stock.

   Limited  liability.

     Neither the Company, Wells Fargo, nor their agents will be liable for any act done in good faith or for any good faith failure to act.

     Participants should recognize that no one can assure them of a profit or protect them against a loss on their Plan Shares.

   Costs.

     Costs and expenses of Plan administration will be, except as otherwise described in this Prospectus, paid by the Company, including brokerage fees or commissions in connection with the purchase of Plan Shares.

     However, non-shareholders are charged an enrollment fee of $10.00 when sending their initial cash investment and Participants are charged a transaction fee of $10.00 and a brokerage commission of $.06 per share for sales of Plan Shares.

PARTICIPATION/PLAN  ENROLLMENT

     Any  person  may  become  a  Participant.

     Participants who wish to change their participation in any way may do so by letter or by submitting an Election Form.

     Record Shareholders may join the Plan at any time by letter or by completing and signing an Account Authorization Form.

     New  Record  Shareholders  automatically  receive  an Account Authorization
Form.

     Any other interested person may become a Participant by completing an Account Authorization Form, paying the $10 one-time set up fee and making an initial cash investment of not less than $250 and not more than $100,000.

     To request forms, or copies of this Prospectus, contact Wells Fargo. See "Participant Questions, Requests, Etc." below.

     Cash investments may be made by personal check or money order payable to "Shareowner Services." PLEASE DO NOT SEND CURRENCY.

     Any form received after the dividend record date regarding any requested Dividend treatment will be effective the next quarter.

DIVIDEND  OPTIONS

     The Account Authorization Form allows the Participant to choose from the following three Dividend options:
     Full Reinvestment -- All Dividends on Record Shares are reinvested. Partial Reinvestment -- A percentage of the Dividends on Record Shares are reinvested.
     Cash  Payments  Only  --  No  reinvestment  of  Dividends on Record Shares.

     A  Participant  may  change  Dividend  Options by use of the Election Form.

     Regardless of the Dividend Option chosen, Optional Cash Payments may be made at any time.

DIRECT  DEPOSIT

     Participants may request that Dividends, which are not reinvested, be deposited in a U.S. bank or credit union.

OPTIONAL  CASH  PAYMENTS

     Initial cash payments must accompany the Account Authorization Form for non-record holders. Optional Cash Payments may accompany an Investment Statement Form or be made by electing the Automatic Optional Cash Payments feature, as described below. Personal checks or money orders must be made payable to "Shareowner Services". (DO NOT SEND CURRENCY).

     Initial cash payments must be at least $250 and not more than $100,000. Optional Cash Payments cannot be less than $25 per payment or more than $100,000 per year. The same amount of money need not be sent each time and there is no obligation to make cash payments.

AUTOMATIC  OPTIONAL  CASH  PAYMENTS

     Participants may make Optional Cash Payments by automatic deduction from a checking or savings account. To do so, the Participant must complete an appropriate Plan form (Account Authorization Form or Election Form).

REFUNDS  OF  CASH  PAYMENTS

     Cash payments will be refunded if a written request is received at least one full business day prior to the first business day of the week in which it would have been invested.

PURCHASE  OF  PLAN  SHARES

     The number of Plan Shares purchased depends on the amount invested and the purchase price. Each Participant's account will be credited with that number of Plan Shares, including fractions computed to three decimal places, equal to the total amount invested divided by the purchase price for that Investment Date.

     Purchased  Plan  Shares  will  be  credited  as  of  the  Investment  Date.

     Wells Fargo may purchase shares in the open market, through private transactions or from the Company. If shares are purchased on the open market or through private transactions, the price paid by Participants is the weighted average of prices paid by Wells Fargo for those shares. If Wells Fargo purchases shares from the Company, the price paid for the shares will be the average of the closing prices on the three trading days prior to the Investment Date.

     Participants do not have the ability to order the purchase of a specified number of Plan Shares or the purchase of Plan Shares at a specified price.

SALE  OF  PLAN  SHARES

     Participants may sell all or part of their Plan Shares by use of an Investment Statement Form.

     Sales for Participants are made as soon as practicable. Requests to sell Plan Shares will be aggregated and processed periodically by the Independent Agent in its sole discretion. Sales will be made at prevailing market prices.

     When a Participant sells Plan Shares, the price per share the Participant receives will be the average price from all Plan Shares sold by the Independent Agent during the applicable sales period, less brokerage commission fees of $.06 per share and a transaction fee of $10.00.

STOCK  CERTIFICATES

     All Plan Shares will be held by Wells Fargo. Participants may obtain, at any time and without charge, a certificate for all or part of their Plan Shares by using the Investment Statement Form. Certificates for fractional shares will not be issued under any circumstances. A Participant who wishes to pledge Plan Shares must withdraw those shares.

CERTIFICATE  SAFEKEEPING

     A Participant may deposit Common Stock certificates ("deposited shares") into the Plan by sending them with a properly completed Investment Statement. Do NOT endorse the certificates. Some of the advantages of depositing certificates are:
     -- Protection against the cost of replacing stock certificates which may otherwise be lost, stolen or destroyed.
     -- Deposited shares are treated in the same manner as other Plan Shares and may be conveniently sold or transferred through the Plan.
     -- Dividends on deposited shares will continue to be treated the same as before deposit unless changed by the Participant.
     -- Common Stock certificates deposited for safekeeping will be credited promptly upon receipt.

TRANSFER  OF  PLAN  SHARES

     If Participants wish to change the ownership of Plan Shares through gift, private sale or otherwise, they may request transfer by mailing a properly executed stock power, along with a letter of instruction, to Wells Fargo. A request for transfer is subject to the same requirements applicable to the transfer of Common Stock certificates including the requirement of an approved medallion signature-guarantee on the stock power. Wells Fargo will provide a form of stock power upon request.

     No certificate for Plan Shares transferred to another Participant will be issued unless requested. Otherwise, transferred Plan Shares will be credited to the transferee's Plan account. If the transferee is not a Participant, a Plan account will be opened for the transferee. Both the transferring Participant and the transferee participant will be sent confirmation.

TERMINATION  OF  PARTICIPATION

     A Participant may use the Investment Statement Form to terminate participation at any time.

     No termination will be processed between the dividend record date and the dividend payable date.

STATEMENTS  TO  PARTICIPANTS

     Investment Statements will be mailed daily to any Participant having a Plan transaction. These statements should be retained for income tax purposes.

     In addition, each Participant will receive copies of communications sent to all Common Shareholders.

PARTICIPANT  QUESTIONS,  REQUESTS,  ETC.

     All  correspondence  regarding  the  Plan  should  be  addressed  to:

          Wells  Fargo  Minnesota,  N.A.
          P.O.  Box  64863
          St.  Paul,  MN  55164-0863

     Telephone inquiries may also be made to Wells Fargo at 1-877-536-3549 or 1-651-450-4064 Monday through Friday between 7:00 a.m. and 7:00 p.m. Central Time.

     Online  inquiries may also be made to www.wellsfargo.com/shareownerservices

OTHER  INFORMATION

     If a Participant sells or transfers all his Common Stock, other than Plan Shares, his participation in the Plan will generally not be affected. Any Plan account holding less than one whole share in such circumstance will be terminated.

     Common Stock distributed as a result of a stock dividend or stock split on Plan Shares and on Common Stock otherwise registered in the Participant's name will be added to the Participant's Plan Shares. Participants requiring a stock certificate can request one at any time.

     If a participant sends a request to sell between the record date and the payable date for a stock distribution, the request will not be processed until the stock distribution is credited to the participant's account.

     Each  Participant  may  vote Plan Shares and will be sent a Proxy to do so.

     Notwithstanding any other provision of the Plan, the Company reserves the right to suspend, modify or terminate the Plan at any time. Notice of any such suspension, modification or termination will be sent to all Participants. Also, the Company or Wells Fargo may, by written notice, terminate an individual's participation in the Plan at any time.


                           DESCRIPTION OF COMMON STOCK

     The Company's authorized capital stock consists of 40,000,000 shares of Common Stock, 500,000 shares of Cumulative Preferred Stock, issuable in series, and 3,000,000 shares of Preference Stock, issuable in series.

     At February 28, 2003, the outstanding Common Stock consisted of approximately 18,841,000 shares. Two million shares of the Preference Stock are reserved for issuance pursuant to a Shareholder Rights Plan. No Preferred Stock nor Preference Stock is outstanding.

     Subject to the rights of Preferred and Preference Stockholders to receive full quarterly dividends, Common Stockholders are entitled to receive dividends when declared by the Board of Directors in its discretion.

     Common Stockholders currently have exclusive voting rights and have cumulative voting for the election of Directors.

     Common Stock is traded on the New York Stock Exchange under the symbol SEN.

ANTI-TAKEOVER  PROVISIONS

     Articles of Incorporation. The following provisions of the Company's Articles of incorporation may delay, defer or prevent a person from acquiring the Company or changing control of the Board of Directors. The Articles of Incorporation divide the Board into three classes with staggered terms; each Director is elected for a three-year term. Approximately one-third of the board positions are filled by a shareholder vote each year. Directors may be removed, but only for cause, at an annual meeting of shareholders and by the affirmative vote of a majority of the shares then entitled to vote for the election of directors. In addition to requirements imposed under Section 7A of the Michigan Business Corporation Act (the "MBCA") discussed below, the Articles of Incorporation provide that a business combination cannot occur unless a written opinion is obtained from an independent investment banker that the consideration to be paid to the shareholders is fair and reasonable; provided, however, the directors may waive this requirement. The Articles of Incorporation also contain provisions limiting the personal liability of Directors.

     Anti-Takeover Statutes. The Company is subject to Chapter 7A of the MBCA, which provides that certain business combinations with anyone controlling 10% or more of shareholder votes require the affirmative vote of 90% of the votes of each class of stock entitled to vote, and not less than 2/3 of each class of stock entitled to vote (excluding voting shares owned by such 10% owner), voting as a separate class. Such requirements do not apply if (i) the corporation's board of directors approves the transaction prior to the time the 10% owner becomes such or (ii) the transaction satisfies certain fairness standards, certain other conditions are met and the 10% owner has been such for at least five years.

     The Company is also subject to Chapter 7B of the MBCA which provides that "control shares" of a corporation acquired in a control share acquisition have no voting rights except as granted by the stockholders of the corporation. "Control shares" are shares which, when added to shares previously owned by a stockholder, increase such stockholder's ownership of voting stock to more than 20% but less than 33 1/3%, more than 33 1/3% but less than a majority, or more than a majority, of the votes to which all of the stock is entitled. Voting rights of control shares must be approved by the affirmative vote of a majority of all shares entitled to vote excluding voting shares owned by the acquirer and certain officers and directors. However, no such approval is required for gifts or other transactions not involving consideration, for a merger to which the corporation is a party or certain other transactions described in Chapter 7B.

     Rights to Purchase Preference Stock. In January 1997, the Company adopted a Shareholders Rights Plan pursuant to which 2,000,000 shares of Series A preference stock are reserved under the plan for sale to holders of common stock. The common stock currently trades with a right to purchase such Series A preference stock. The right is intended to protect shareholders in the event of an unsolicited attempt to acquire us and becomes exercisable upon the occurrence of certain triggering events. The right is transferred automatically with the transfer of the common stock until separate rights certificates are distributed upon the occurrence of certain events. The right could have the effect of delaying, deferring or preventing a person from acquiring the Company or accomplishing a change in control of the Board of Directors.


                           FEDERAL INCOME TAX MATTERS

     Reinvested Dividends are treated for federal income tax purposes in the same manner as if the participant had received the Dividends in cash on the applicable Dividend Payment Date. Brokerage commissions paid by SEMCO on behalf of a participant are treated as taxable dividend income to the participant and reported accordingly.

     For a foreign Participant whose Dividends are subject to United States income tax withholding or a Participant subject to backup withholding, Dividends reinvested will reflect a reduction for the amount of tax required to be withheld.

     A Participant will not realize any taxable income when he receives certificates for whole Plan Shares. However, a Participant who receives a cash adjustment for a fraction of a Plan Share will realize a gain or loss with respect to such fraction. Gain or loss will also be realized by the Participant when he sells Plan Shares. The amount of such gain or loss will be the difference between the amount which the Participant receives and his tax basis for the Plan Shares sold.

     PARTICIPANTS SHOULD RETAIN ALL INVESTMENT STATEMENTS BECAUSE THEY ARE THE ONLY RECORD OF TRANSACTION PRICES FOR PLAN SHARES.

     The information set forth above is a summary of federal tax law only and does not purport to be a complete description of all tax matters regarding participation in the Plan. The description may be affected by future legislation, IRS rulings and regulations, or court decisions. In addition, the taxation of foreign shareholders, except as noted, is not discussed in this Prospectus. Participants should consult with their own tax advisors with respect to any tax questions about their participation in the Plan.

                                 USE OF PROCEEDS

     When Wells Fargo purchases Plan Shares in the open market or otherwise not from the Company, the Company will receive no proceeds from the Plan. If Wells Fargo purchases Plan Shares from the Company, the net proceeds will be used for the Company's (and its subsidiaries') continuing construction program and general corporate purposes. The Company cannot predict how many such shares, if any, will be sold to Wells Fargo, and, therefore, cannot estimate the amount of net proceeds that it will receive.


                                     EXPERTS

     Certain of the Company's financial statements incorporated by reference in this prospectus have been audited by Arthur Andersen LLP ("Andersen"), independent public accountants, as indicated in their reports with respect to the financial statements, and are incorporated by reference to this prospectus in reliance upon the authority of Andersen as experts in giving such reports.
On May 2, 2002, the Company notified Andersen that the Company would engage other principal accountants upon completion of Andersen's review of the Company's financial statements for the first quarter period ended March 31, 2002. The Company has not obtained a reissued report from Andersen and has been unable to obtain, after reasonable efforts, Andersen's written consent to incorporate by reference Andersen's reports on the financial statements. Under these circumstances, Rule 437a under the Securities Act of 1933, as amended ("Securities Act"), permits this prospectus to be filed without a written consent from Andersen. The absence of such written consent from Andersen may limit a shareholder's ability to assert claims against Andersen under Section 11(a) of the Securities Act for any untrue statement of a material fact contained in the financial statements audited by Andersen or any omissions to state a material fact required to be stated in the financial statements.


                                 INDEMNIFICATION

     The Bylaws of the Company provide that Directors and Officers, former Directors and Officers, their heirs, executors and administrators are generally entitled to indemnification to the extent and under the circumstances permitted by law including, where permitted and upon satisfaction of any undertaking required, advance of expenses.

     The Michigan Business Corporation Act provides in connection with the indemnification of officers and directors of Michigan corporations (and persons acting on behalf of a Michigan corporation as director, officer, employee or agent of another business entity) as follows:

     (a) In actions other than by or in the right of the corporation, corporate power to indemnify against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred, if the director or officer acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interests of the corporation or its shareholders (or if a criminal proceeding, had no reasonable cause to believe his conduct was unlawful) (Section 561).

     (b) In actions by or in the right of the corporation, corporate power to indemnify against expenses (including attorneys' fees), and amounts paid in settlement if the director or officer acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interests of the corporation or its shareholders, except that no indemnification may be made if such person shall have been found liable to the corporation (unless a court determination is made that such person is fairly and reasonably entitled to such indemnification) (Section 562).

     (c) A right to indemnification against expenses (including attorneys' fees), incurred in the event the director or officer has been successful on the merits or otherwise in defense of any such actions or incurred in a proceeding brought to enforce this right of indemnification (Section 563).

     (d) The indemnification or advancement of expenses provided under the above-discussed Sections is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, Bylaws, or a contractual agreement. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses (Section 565).

     Section 567 of the Michigan Business Corporation Act provides for corporate power to purchase and maintain insurance on behalf of directors and officers (including persons acting as a director, officer, employee or agent of another business entity on behalf of the corporation) against any liability due to such status, whether or not the corporation would have power to indemnify such person against such liability. The Company provides such insurance.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

                                 [LOGO OMITED]
                                 SEMCO ENERGY








                              ____________________







                              DIRECT STOCK PURCHASE
                                       AND
                           DIVIDEND REINVESTMENT PLAN







                              ____________________







                                   PROSPECTUS







                                  MARCH 7, 2003

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item  14.  Other  Expenses  of  Issuance  and  Distribution.

     The following statement sets forth the estimated amounts of expenses, other than underwriting discounts and commissions, to be borne by the Company in connection with the distribution of the shares offered hereby:

     Securities  and  Exchange  Commission  Registration  Fee           $ 1,000
     Printing  Expenses                                                  10,000
     Accounting  Fees  and  Expenses                                          0
     Legal  Fees  and  Expenses                                           2,000
     Blue  Sky  Fees  and  Expenses                                           0
     Miscellaneous  Expenses                                             10,000
                                                                        -------

                                    Total  Estimated  Expenses          $23,000
                                                                        =======


Item  15.  Indemnification  of  Directors  and  Officers.

     Incorporation by reference to page 11 of the Prospectus, Section entitled "Indemnification".


Item  16.  Exhibits.

                                                                                                         Filed
                                                                                                  -------------------------
Exhibit No.     Description                                                                       Herewith     By Reference
-----------     -----------                                                                       --------     ------------
1               Underwriting Agreement.                                                           NA           NA
2               Plan of acquisition, reorganization, arrangement, liquidation, or
                succession.                                                                       NA           NA
4               Instruments  defining  common  shareholder  rights.
4.1             Articles of Incorporation of SEMCO Energy, Inc., as restated June 25, 1999.(c)                 x
4.2             Bylaws--last revised June 20, 2002.(f)                                                         x
4.3             Rights  Agreement  dated  as  of  April  15, 1997 with Continental Stock
                Transfer & Trust Company, as Rights Agent.(a)                                                  x
4.4             Form  of  Indenture  relating  to  Senior  Debt  Securities  dated as of
                _________1, 1998, with Bank One Trust Company (formerly NBD Bank) as Trustee.(b)               x
4.5             First Supplemental Indenture relating to Senior Debt Securities dated as
                of June 16, 2000, with Bank One Trust Company as Trustee.(e)                                   x
4.6             Second  Supplemental  Indenture relating to Senior Debt Securities dated
                as of June 29, 2000, with Bank One Trust Company as Trustee.(e)                                x
4.7             Indenture  relating  to  Subordinated  Debentures  dated as of April 19,
                2000, with Bank One Trust Company, Trustee.(d)                                                 x
4.8             First  Supplemental  Indenture relating to Subordinated Debentures dated
                as of April 19, 2000, with Bank One Trust Company, Trustee.(d)                                 x
5               Opinion re:  legality.                                                            x
8               Opinion re:  tax matters.                                                         x
12              Statement re:  computation of ratios.                                             NA           NA
15              Letter re:  unaudited interim financial information.                              NA           NA
23              Consents.                                                                         NA           NA
24              Power of Attorney.                                                                x
25              Statement of eligibility of trustee.                                              NA           NA
26              Invitation for bids.                                                              NA           NA
99              Additional Exhibits.                                                              NA           NA

Key  to  Exhibits  Incorporated  by  Reference

(a)     Filed with SEMCO Energy, Inc.'s Form 10-K for 1996, dated March 27, 1997, File No. 001-15565.
(b)     Filed with SEMCO Energy, Inc.'s Form S-3 (333-58715 and 333-58715-01) filed July 8, 1998, File No. 001-15565.
(c)     Filed with SEMCO Energy, Inc.'s Form 10-Q for the quarter ended June 30, 1999, File No. 001-15565.
(d)     Filed with SEMCO Energy, Inc.'s Form 10-Q for the quarter ended March 31, 2000, File No. 001-15565.
(e)     Filed with SEMCO Energy, Inc.'s Form 8-K dated July 26, 2000, File No. 001-15565.
(f)     Filed with SEMCO Energy, Inc.'s Form 10-Q for the quarter ended June 30, 2002, File No. 001-15565.

Item  17.  Undertakings.

(a)     The  undersigned  registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, SEMCO Energy, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmington Hills and State of Michigan, on the 7th day of March, 2003.

                                        SEMCO  ENERGY,  INC.


                                        By /s/Marcus Jackson
                                          ______________________________________
                                             Chairman,  President  and  C.E.O.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed below by the following persons in the capacities indicated on March 7th, 2003.

          Signature             Title
          ---------             -----
/s/Marcus Jackson               Chairman, President (Director and Principal
___________________________     Executive  Officer)


/s/John E. Schneider            Senior  Vice President (Principal Financial
___________________________     and  Accounting  Officer)


/s/John  M.  Albertine*         Director
___________________________


/s/Edward  J.  Curtis*          Director
___________________________


/s/John  T.  Ferris*            Director
___________________________


/s/Michael  O.  Frazer*         Director
___________________________


/s/John  R.  Hinton*            Director
___________________________


/s/Harvey  I.  Klein*           Director
___________________________


/s/Frederick  S.  Moore*        Director
___________________________


/s/Thomas  W.  Sherman*         Director
___________________________


/s/Edith  A.  Stotler*          Director
___________________________


/s/Donald  W.  Thomason*        Director
___________________________


*By /s/Marcus Jackson
   ________________________________
     Attorney-in-fact

                               SEMCO ENERGY, INC.
                       Registration Statement on Form S-3
                                  Exhibit Index

                                                                                                         Filed
                                                                                                  -------------------------
Exhibit No.     Description                                                                       Herewith     By Reference
-----------     -----------                                                                       --------     ------------
1               Underwriting Agreement.                                                           NA           NA
2               Plan of acquisition, reorganization, arrangement, liquidation, or
                succession.                                                                       NA           NA
4               Instruments  defining  common  shareholder  rights.
4.1             Articles of Incorporation of SEMCO Energy, Inc., as restated June 25, 1999.(c)                 x
4.2             Bylaws--last revised June 20, 2002.(f)                                                         x
4.3             Rights  Agreement  dated  as  of  April  15, 1997 with Continental Stock
                Transfer & Trust Company, as Rights Agent.(a)                                                  x
4.4             Form  of  Indenture  relating  to  Senior  Debt  Securities  dated as of
                _________1, 1998, with Bank One Trust Company (formerly NBD Bank) as Trustee.(b)               x
4.5             First Supplemental Indenture relating to Senior Debt Securities dated as
                of June 16, 2000, with Bank One Trust Company as Trustee.(e)                                   x
4.6             Second  Supplemental  Indenture relating to Senior Debt Securities dated
                as of June 29, 2000, with Bank One Trust Company as Trustee.(e)                                x
4.7             Indenture  relating  to  Subordinated  Debentures  dated as of April 19,
                2000, with Bank One Trust Company, Trustee.(d)                                                 x
4.8             First  Supplemental  Indenture relating to Subordinated Debentures dated
                as of April 19, 2000, with Bank One Trust Company, Trustee.(d)                                 x
5               Opinion re:  legality.                                                            x
8               Opinion re:  tax matters.                                                         x
12              Statement re:  computation of ratios.                                             NA           NA
15              Letter re:  unaudited interim financial information.                              NA           NA
23              Consents.                                                                         NA           NA
24              Power of Attorney.                                                                x
25              Statement of eligibility of trustee.                                              NA           NA
26              Invitation for bids.                                                              NA           NA
99              Additional Exhibits.                                                              NA           NA

Key  to  Exhibits  Incorporated  by  Reference

(a)     Filed with SEMCO Energy, Inc.'s Form 10-K for 1996, dated March 27, 1997, File No. 001-15565.
(b)     Filed with SEMCO Energy, Inc.'s Form S-3 (333-58715 and 333-58715-01) filed July 8, 1998, File No. 001-15565.
(c)     Filed with SEMCO Energy, Inc.'s Form 10-Q for the quarter ended June 30, 1999, File No. 001-15565.
(d)     Filed with SEMCO Energy, Inc.'s Form 10-Q for the quarter ended March 31, 2000, File No. 001-15565.
(e)     Filed with SEMCO Energy, Inc.'s Form 8-K dated July 26, 2000, File No. 001-15565.
(f)     Filed with SEMCO Energy, Inc.'s Form 10-Q for the quarter ended June 30, 2002, File No. 001-15565.